Exhibit 6.1

DISCRETIONARY DELAYED-DRAW CREDIT AGREEMENT

PRC Equity Fund I, LLC / Gates at PV Apt I, LLC

This Discretionary Delayed-Draw Credit Agreement (this “Agreement”) is entered into as of and effective March 1, 2025 (the “Effective Date”), by and between PRC Equity Fund I, LLC, a Texas limited liability company (“Lender”), and Gates at PV Apt I, LLC, a Texas limited liability company (“Borrower”).

The parties intend this Agreement to document a discretionary project-support credit facility with historical effect beginning March 1, 2025 so that prior and future funding requests made after such date may be evidenced as Advances under this Agreement.

1.	Facility

Term	Provision
Maximum Commitment	Up to $2,500,000.00, inclusive of all funded and unfunded availability.
Funding Mechanics	The facility is a delayed-draw facility. No portion of the unfunded commitment is due at closing merely because this Agreement is signed. Principal becomes Outstanding Principal only when, and to the extent, an Advance is actually funded by Lender.
Initial Funding at Closing	Zero dollars are required to be funded at closing unless expressly shown on the Advance Ledger or a simultaneous Advance Request.
Use of Proceeds	Any permitted project-related use determined by Borrower in good faith, including repairs, remediation, fire alarm and life-safety work, carry costs, operating/project support, vendor payments, marketing, pre-development expenses, and other project costs related to Gates at PV.
Interest	12.00% per annum on each funded Advance, accruing from the date such Advance is funded.
Maturity Date	March 1, 2027, unless earlier accelerated, converted, or extended by written amendment.
Exit Participation	In addition to principal and interest, Lender shall have the conversion and exit participation rights set forth in the companion Land Conversion and Exit Participation Agreement.
Outstanding Principal	As of the date of this restated package, the parties stipulate that the Outstanding Principal balance is $1,090,394.09, subject to interest, fees, and any later agreed reconciliation.

2.	Advance Requests and Advance Ledger

●	Borrower may submit periodic written funding requests from time to time using the Form of Advance Request attached to this package.

●	Each funded request shall establish the principal amount of the applicable Advance and shall be entered on the Advance Ledger maintained by Lender and Borrower.

●	Only funded Advances are repayable as principal. Unfunded commitment amounts are not repayable and are not deemed advanced.

●	Borrower and Lender ratify the historical advances listed on the Historical Draw Request Schedule as Advances made under this Agreement effective as of their respective funding dates.

●	To the extent any transfer was made after March 1, 2025 but before execution of this restated package, such transfer is deemed a valid Advance under this Agreement and under the Note.

3.	Conditions to Future Advances

●	No Event of Default exists, unless Lender elects in writing to fund notwithstanding such default.

●	Borrower delivers an Advance Request describing the requested amount and intended permitted use.

●	Requested funding would not cause aggregate funded Advances to exceed the Maximum Commitment.

●	Lender determines that funds are available and elects to honor the request.

4.	Security

●	The obligations are secured by the companion Membership Interest Pledge and Security Agreement pursuant to which Pioneer Realty Capital, as holder of Class B membership interests, pledges 20% of the Class B membership interests of Borrower.

●	The pledged interests are uncertificated interests.

●	The obligations are also supported by the Land Conversion and Exit Participation Agreement granting Lender the right, upon election by Lender or upon default, to convert the Conversion Amount into a direct ownership interest in Lots 4, 5, and 6.

5.	Historical Funding; No Full Funding at Closing

The parties expressly acknowledge that the $2,500,000.00 commitment is a maximum availability amount and is not fully funded at closing. Only amounts actually advanced by Lender to Borrower pursuant to funded Advance Requests, whether historical or future, become principal outstanding under the loan documents. Historical transfers from the Lender account to the Borrower account after March 1, 2025 are ratified and treated as funded Advances solely in the amounts actually transferred and accepted, subject to the reconciliation set forth below.

The gross transfers reflected by the supplied transfer activity total $1,516,602.00. Borrower has been credited $426,207.91 for PRC Equity Fund marketing expenses paid from the Gates at PV account, and the parties agree that this credit constitutes a return of principal and a corresponding reduction of the funded balance under the facility. After giving effect to that principal credit, the outstanding principal balance owed by Borrower to Lender is $1,090,394.09, as reconciled in the financial statements and books and records of the parties.

6.	Mandatory Prepayment / Conversion Events

●	Upon a refinancing, sale, capital raise, bond closing, construction loan closing, or other capital event, Lender may require repayment in full of the outstanding Obligations or may elect conversion as provided in the Land Conversion and Exit Participation Agreement.

●	Upon an Event of Default, Lender may accelerate the Obligations and/or exercise the conversion right.

7.	Governing Law and Counterparts

This Agreement is governed by Texas law. It may be signed in counterparts and by electronic signature.

8.	Signatures

LENDER: PRC Equity Fund I, LLC	BORROWER: Gates at PV Apt I, LLC

By:	By:
Name:	Name:	Charles Williams
Title:	Title:	Authorized Signatory
Date:	Date:

DELAYED-DRAW PROMISSORY NOTE

PRC Equity Fund I, LLC / Gates at PV Apt I, LLC

For value received, Gates at PV Apt I, LLC (“Borrower”) promises to pay to the order of PRC Equity Fund I, LLC (“Lender”) the principal sum of all funded Advances made under the Credit Agreement dated effective March 1, 2025, not to exceed $2,500,000.00, together with interest thereon as provided below.

Term	Provision
Note Date	March 1, 2025 (effective date; actual Advances accrue from their individual funding dates).
Principal	The aggregate amount of all funded Advances, less any principal repayments, principal credits, offsets, or agreed reclassifications.
Stated Principal Outstanding	$1,090,394.09 as of the current restated package date.
Interest	12.00% per annum simple interest on each funded Advance from its funding date until paid.
Maturity	March 1, 2027, unless earlier accelerated, repaid, or converted.
No Full Advance at Closing	Signing this Note does not itself advance $2,500,000.00. Only funded Advances constitute principal indebtedness.

Advance Mechanics

●	Borrower may request Advances periodically under the Credit Agreement.

●	The amount of each funded Advance shall be evidenced by the Advance Request, bank transfer, internal ledger, or other written record maintained by Lender or Borrower.

●	The attached Historical Draw Requests are ratified as prior Advances under this Note.

●	Lender may attach or update an Advance Ledger from time to time without impairing enforceability.

Reconciliation of Current Principal

The parties expressly acknowledge that the $2,500,000.00 commitment is a maximum availability amount and is not fully funded at closing. Only amounts actually advanced by Lender to Borrower pursuant to funded Advance Requests, whether historical or future, become principal outstanding under the loan documents. Historical transfers from the Lender account to the Borrower account after March 1, 2025 are ratified and treated as funded Advances solely in the amounts actually transferred and accepted, subject to the reconciliation set forth below.

The gross transfers reflected by the supplied transfer activity total $1,516,602.00. Borrower has been credited $426,207.91 for PRC Equity Fund marketing expenses paid from the Gates at PV account, and the parties agree that this credit constitutes a return of principal and a corresponding reduction of the funded balance under the facility. After giving effect to that principal credit, the outstanding principal balance owed by Borrower to Lender is $1,090,394.09, as reconciled in the financial statements and books and records of the parties.

Borrower Signature

BORROWER: Gates at PV Apt I, LLC

By:
Name:	Charles Williams
Title:	Authorized Signatory
Date:

MEMBERSHIP INTEREST PLEDGE AND SECURITY AGREEMENT

PRC Equity Fund I, LLC / Gates at PV Apt I, LLC

This Membership Interest Pledge and Security Agreement is entered into as of and effective March 1, 2025, by Pioneer Realty Capital (“Pledgor”), in favor of PRC Equity Fund I, LLC (“Secured Party”), to secure the Obligations of Gates at PV Apt I, LLC (“Issuer”).

Term	Provision
Pledged Collateral	20% of the Class B membership interests of Gates at PV Apt I, LLC.
Nature of Interests	The pledged membership interests are uncertificated.
Secured Obligations	All obligations of Borrower under the Credit Agreement, Note, and related loan documents, including conversion and enforcement rights.
Effective Date	March 1, 2025, with continuing effect until released in writing by Secured Party.

Key Provisions

●	Pledgor represents that it is the holder of the pledged 20% Class B membership interest and has authority to pledge such interest.

●	Pledgor shall not sell, transfer, subordinate, or further encumber the pledged interest without Secured Party consent.

●	Upon default, Secured Party may exercise all rights of a secured party under the Texas UCC and the operating agreement, subject to applicable transfer restrictions.

●	Issuer shall reflect the pledge on its books and records and recognize the security interest as set forth in the Issuer Consent and Acknowledgment.

Signatures

PLEDGOR: Pioneer Realty Capital

By:
Name:
Title:
Date:

SECURED PARTY: PRC Equity Fund I, LLC

By:
Name:
Title:
Date:

ISSUER CONSENT AND ACKNOWLEDGMENT

PRC Equity Fund I, LLC / Gates at PV Apt I, LLC

Gates at PV Apt I, LLC acknowledges that Pioneer Realty Capital has granted to PRC Equity Fund I, LLC a security interest in 20% of the Class B membership interests of the Issuer effective March 1, 2025.

●	Issuer confirms that the pledged interests are uncertificated membership interests.

●	Issuer will note the pledge on its books and records.

●	Issuer will not register any transfer of the pledged interests inconsistent with the pledge documents.

●	Issuer acknowledges that Lots 4, 5, and 6 remain titled to Issuer unless and until a conversion closing occurs under the Land Conversion and Exit Participation Agreement.

Issuer Signature

ISSUER: Gates at PV Apt I, LLC

By:
Name:	Charles Williams
Title:	Authorized Signatory
Date:

ASSIGNMENT OF UNCERTIFICATED MEMBERSHIP INTEREST

PRC Equity Fund I, LLC / Gates at PV Apt I, LLC

For collateral purposes only, effective March 1, 2025, Pioneer Realty Capital hereby assigns and grants to PRC Equity Fund I, LLC a security interest in 20% of the Class B membership interests of Gates at PV Apt I, LLC, subject to the Membership Interest Pledge and Security Agreement.

This assignment is intended as collateral security only and is not an absolute assignment except upon foreclosure or other exercise of remedies.

Signatures

ASSIGNOR / PLEDGOR: Pioneer Realty Capital

By:
Name:
Title:
Date:

ASSIGNEE / SECURED PARTY: PRC Equity Fund I, LLC

By:
Name:
Title:
Date: